Exhibit 10.1

STANDSTILL AGREEMENT

This Standstill Agreement (this “Agreement”) is made and entered into as of May 14, 2012 between Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”), Bandel Carano, a director of the Company (“Director”), and the following Affiliates of the Director:  Oak Investment Partners IX, L.P., Oak IX Affiliates Fund, L.P., Oak IX Affiliates Fund-A, L.P. (collectively, the “Oak IX Funds”), Oak X Affiliates Fund, L.P., Oak Investment Partners X, L.P. (collectively, the “Oak X Funds”), and Oak Investment Partners XIII, L.P. (the “Oak XIII Fund”).  Director, the Oak IX Funds, the Oak X Funds, and the Oak XIII Fund are collectively referred to herein as the “Oak Parties”. The Company and the Oak Parties are referred to herein as the “Parties.”

WITNESSETH

WHEREAS, the Company is a party to that certain Underwriting Agreement, dated as of May 9, 2012, with B. Riley & Co, LLC (the “Underwriter”), with respect to the public offering (the “Offering”) of shares of common stock of the Company, par value $0.001 per share (“Company Common Stock”);

WHEREAS, as of the date hereof but prior to the closing of the Offering, the Oak Parties are the Beneficial Owners (as defined below) of an aggregate of 854,530 shares of Company Common Stock, or 2.6% of the outstanding shares of Company Common Stock;

WHEREAS, the Oak Parties have informed the Company of their support of the Company, its directors, its management and its direction and, accordingly, their desire to increase their Beneficial Ownership (as defined below) by purchasing an aggregate of up to $55,000,000 of  shares of Company Common Stock in the Offering (all shares purchased in the Offering being the “Additional Shares”);

WHEREAS, following the Offering, the Oak Parties will Beneficially Own enough  of the total outstanding shares of Company Common Stock to exceed the 15% threshold set forth under the definition of “Acquiring Person” in the Rights Agreement, dated as of December 16, 2004, by and between the Company and Wells Fargo Bank, N.A., as Rights Agent (the “Rights Agreement”); and

WHEREAS, the board of directors of the Company (the “Board”) has agreed to amend the Rights Agreement to allow the Oak Parties and their Affiliates and Associates to purchase the Additional Shares without triggering the Rights Agreement, on the condition that the Oak Parties agree on behalf of themselves and their respective Affiliates and Associates to the restrictions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the Parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1                                 Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

(a)                                  “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (“Exchange Act”), as in effect on the date of the Rights Agreement.

(b)                                 “Agreement” shall mean this Agreement as in effect on the date hereof and as hereafter from time-to-time amended, modified, or supplemented in writing in accordance with the terms hereof.

(c)                                  A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to have “Beneficial Ownership” of and to “beneficially own” any securities:

(i)                                     which such Person or any of such Person’s Affiliates or Associates is considered to be a “beneficial owner” under Rule 13d-3 of the General Rules and Regulations under the Exchange Act (the “Exchange Act Regulations”) as in effect on the date hereof ; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any securities under this subparagraph (i) as a result of an agreement, arrangement, or understanding to vote such securities if such agreement, arrangement, or understanding (A) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the Exchange Act Regulations, and (B) is not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

(ii)                                  which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement, or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (i) of this paragraph (c)) or disposing of such securities; or

(iii)                               which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that under this paragraph (c) a Person shall not be deemed the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “beneficially own,” (A) securities tendered pursuant to a tender or exchange offer made in accordance with Exchange Act Regulations by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities that may be issued upon exercise of Rights (as defined in the Rights Agreement) at any time prior to the occurrence of a Triggering Event (as defined in the Rights Agreement), or (C)

securities that may be issued upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date (as defined in the Rights Agreement) or pursuant to Section 3(c) or Section 22 of the Rights Agreement (the “Original Rights”) or pursuant to Section 11(i) of the Rights Agreement in connection with an adjustment made with respect to any Original Rights; and further provided, however, that (x) nothing in this paragraph (c) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, to have “Beneficial Ownership of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition, (y) no decision reached, or action taken, by the Board or any committee thereof shall cause any Person (or any Affiliate or Associate of such Person) who is a member of the Board or such committee to be deemed, for the purposes of this Agreement, to be a Beneficial Owner of any securities beneficially owned by any other Person (or any Affiliate or Associate of such Person) who is a member of the Board or any committee thereof solely by reason of such membership of the Board or any committee thereof or participation in the decisions or actions thereof on the part of either or both of such Persons and (z) no Person who is an officer, director, or employee of an Exempt Person (as defined in the Rights Agreement) shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “beneficially own,” any securities that are “beneficially owned” (as defined in this paragraph (c)), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase, “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed the Beneficial Owner hereunder.

(d)                                 “Company Acquisition Transaction” shall mean (i) the commencement (within the meaning of Rule 14d-2 of the General Rules and Regulations under the Exchange Act) of any tender offer or exchange offer involving any securities of the Company or any direct or indirect Subsidiary of the Company, (ii) the commencement by a third party of a proxy contest with respect to the election of any directors of the Company, (iii) any sale, license, lease, exchange, transfer, disposition, or acquisition of any portion of the business or assets of the Company or any direct or indirect Subsidiary of the Company (other than in the ordinary course of business), or (iv) any merger, consolidation, business combination, share exchange, reorganization, recapitalization, restructuring, liquidation, dissolution, or similar transaction or series of related transactions involving the Company or any direct or indirect Subsidiary of the Company.

(e)                                  “Existing Directors” shall mean the members of the Board as of the date of this Agreement and any other member of the Board appointed by a majority of the then Existing Directors or elected by the stockholders of the Company upon the recommendation of a majority of the then Existing Directors.

(f)                                    “Governmental Authority” shall mean any United States (federal, state, local) or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority.

(g)                                 “Group” shall have the meaning set forth in Section 13(d)(3) of the Exchange Act and Rule 13d-5 of the Exchange Act Regulations.

(h)                                 “Person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, trust, association, unincorporated organization, group or other entity, and shall include any successor (by merger or otherwise) of such entity.

(i)                                     “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

1.2                                 Capitalized Terms.  All other capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Rights Agreement.

ARTICLE 2
STANDSTILL

2.1                                 Standstill Provisions.  The Oak Parties agree, on behalf of themselves and their respective Affiliates and Associates, that, commencing on the date of this Agreement, during any period that the Oak Parties and their Affiliates and Associates collectively Beneficially Own in excess of 5% (adjusted to reflect any future acquisition of any Company Common Stock by the Company, any combination or reverse split or similar action by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares Beneficially Owned by the Oak Parties so long as the Oak Parties and their Affiliates and Associates do not acquire any additional shares of Company Common Stock after any such event) of the then outstanding Company Common Stock (the “Standstill Period”), except pursuant to a negotiated transaction with the Oak Parties approved by the Board, none of the Persons comprising the Oak Parties will, in any manner, directly or indirectly:

(a)                                  make, effect, initiate, cause or participate in (i) subject to Section 2.5, any acquisition of Beneficial Ownership of any securities of the Company or any securities of any Subsidiary or other Affiliate or Associate of the Company if such acquisition would result in the Oak Parties and their respective Affiliates and Associates collectively Beneficially Owning 25% or more of the then outstanding Company Common Stock including the Additional Shares; (ii) any Company Acquisition Transaction (other than one that has been approved by the Board), or (iii) any “solicitation” of “proxies” (as those terms are defined in Rule 14a-1 of the Exchange Act Regulations) or consents with respect to any securities of the Company;

(b)                                 form or join in a partnership, limited partnership, syndicate or other group, including, without limitation, a group as such term is used in Section 13(d) of the Exchange Act, with respect to the Company Common Stock or otherwise support or participate in any effort by a third party, with respect to the matters set forth in Section 2.1(a) above, or deposit any

Company Common Stock in a voting trust or subject any Company Common Stock to any voting agreement, other than in each case solely with its Affiliates or Associates (which Affiliates and Associates the Oak Parties shall cause to be subject to the same restrictions set forth herein as if they were parties hereto) with respect to the Company Common Stock now or hereafter owned by the Oak Parties or pursuant to this Agreement;

(c)                                  nominate or seek to nominate any person (other than Bandel Carano) to the Board or otherwise act, alone or in concert with others, to seek to control or influence the management, Board, or policies of the Company;

(d)                                 take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in subsection (a) of this Section 2.1;

(e)                                  request or propose that the Company (or its directors, officers, employees or agents), directly or indirectly, amend or waive any provision of this Section 2.1, including this subsection (e);

(f)                                    agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in subsections (a), (b), (c), (d), or (e) of this Section 2.1;

(g)                                 assist, induce or encourage any other Person to take any action referred to in subsections (a), (b), (c), (d), or (e) of this Section 2.1; or

(h)                                 enter into any discussions or arrangements with any third party with respect to the taking of any action referred to in subsections (a), (b), (c), (d), or (e) of this Section 2.1.

2.2                                 Voting.  During the Standstill Period, each Person comprising the Oak Parties shall, with respect to any proposal submitted to the Company’s stockholders, vote any and all Company Common Stock Beneficially Owned by the Oak Parties as of the date hereof, together with any Company Common Stock acquired by the Oak Parties after the date of this Agreement, whether pursuant to the exercise of any convertible security Beneficially Owned by the Oak Parties or otherwise,  in favor of the proposals recommended by a majority of the then Existing Directors and against any proposals not recommended by a majority of the then Existing Directors.  The foregoing voting restrictions do not apply if there is any change in the majority of the then Existing Directors following the date of this Agreement.

2.3                                 Sales of Shares of Company Common Stock.  During the Standstill Period each person comprising the Oak Parties will only sell shares of Company Common Stock in open market transactions on the NASDAQ Stock Market or on such principal stock exchange as the Company Common Stock is then listed for trading or in private transactions so long as any sale in a private transaction is not to any Person or Group who any Oak Party knows, or has reason to know, Beneficially Owns or as a result of such transaction would Beneficially Own more than 5% of the then outstanding Company Common Stock.

2.4                                 Certain Transactions.  The Oak Parties agree, on behalf of themselves and their respective Affiliates and Associates, that, during the Standstill Period neither the Oak Parties nor any of their respective Affiliates and Associates will engage in the short sale of Company Common Stock Beneficially Owned by the Oak Parties or any of their respective Affiliates or Associates, nor will they permit such Company Common Stock to be used for lending or otherwise by any third party in connection with short selling transactions or any other derivative transactions with similar economic effect.

2.5                                 Director Compensation.  Notwithstanding Section 2.1 or any other provision of this Agreement to the contrary, the Director shall be entitled to receive options, restricted stock units or other equity awards, as such awards may be granted from time-to-time by the Company, pursuant to the Company’s equity compensation plans as compensation for services rendered as a member of the Board.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1                                 Each Party hereto represents and warrants to the other as follows:

(a)                                  Authorization.  Such Party has the requisite power, authority and legal capacity to execute, deliver and perform and to consummate the transactions contemplated by this Agreement.  This Agreement constitutes a legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforcement may be limited by any applicable bankruptcy, insolvency, moratorium, or similar law affecting creditors’ rights generally.

(b)                                 No Consents.  No consent of any Governmental Authority or other person is required to be obtained by such Party in connection with the execution and delivery by such Party of this Agreement.

3.2                                 The Oak Parties represent and warrant to the Company as follows:

(a)                                  Ownership.  As of the date hereof, the Oak Parties and their Affiliates and Associates collectively Beneficially Own (i) 825,600 shares of Company Common Stock, (ii) options to purchase 28,930 shares of Company Common Stock, and have no other interest in the capital stock of the Company.

(b)                                 Reliance. Each of the undersigned Oak Parties recognizes that the Offering will benefit such undersigned and the Company.  Each of the undersigned Oak Parties acknowledges that the Company is relying on the representations and agreements of such undersigned contained in this Agreement in carrying out the Offering and in entering into the Underwriting Agreement.

ARTICLE 4
MISCELLANEOUS

4.1                                 Severability.  If any term, provision, covenant, or restriction of this Agreement is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect.

4.2                                 Specific Enforcement.  The Parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement (without the necessity of posting any bond), this being in addition to any other remedy to which they may be entitled by law or equity.

4.3                                 Further Assurances.  The Oak Parties shall use their reasonable best efforts to cause their respective Affiliates and Associates to comply in all respects with the provisions of this Agreement applicable to the Oak Parties to the same extent as if such Affiliates and Associates were original parties hereto.

4.4                                 Entire Agreement; Amendments.  This Agreement contains the entire understanding of the Parties with respect to the matters covered hereby and thereby.  This Agreement may be amended only by an agreement in writing executed by the Parties hereto.  The Parties hereto may amend this Agreement without notice to or the consent of any third party, including any Affiliate or Associate of the Oak Parties.

4.5                                 Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) when personally delivered at the address designated below, (b) when transmitted by facsimile or other electronic means, such as electronic mail, on a business day during normal business hours where such notice is to be received at the number or Email address designated below (with a confirming copy sent by overnight courier), (c) on the business day when verification of delivery is obtained when sent by fully paid overnight courier, or (d) on the business day that is three (3) days following the date of mailing by courier, fully prepaid, addressed to such address, whichever shall first occur.  The addresses for such communications shall be:

If to the Company:	Kratos Defense & Security Solutions, Inc.
4820 Eastgate Mall, Suite 200
San Diego, CA 92121
Facsimile: (858) 812-7303
Email: deborah.butera@kratosdefense.com
Attention: General Counsel

With a copy to:	Paul Hastings LLP
4747 Executive Drive, 12th Floor

San Diego, CA 92121
Facsimile: (858) 458-3000
Email: spiri@paulhastings.com
Attention: Deyan Spiridonov

If to the Oak Parties:	Oak Investment Partners
525 University Avenue, Suite 1300
Palo Alto, CA 94301
Email: bandel@oakvc.com / clang@oakvc.com
Attn: Bandel Carano / Craig Lang

Any Party hereto may from time to time change its address for notices under this Section 4.5 by giving written notice of such changed address to the other Parties hereto.

4.6                                 Waivers.  No waiver by any Party of any default with respect to any provision, condition, or requirement of this Agreement shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement of this Agreement; nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

4.7                                 Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions of this Agreement.

4.8                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and legal representatives.  No Party shall assign this Agreement or any rights hereunder without the prior written consent of the other Parties (which consent may be withheld for any reason in the sole discretion of the Party from whom consent is sought) except to a successor of all or substantially all of the business or assets of such Party and in the case of the Oak Parties to such Person as part of such transaction to whom all of the shares of Company Common Stock are transferred, so long as such Person agrees in advance in writing to be subject to this Agreement.

4.9                                 No Third Party Beneficiaries.  This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision of this Agreement be enforced by, any other person.

4.10                           Governing Law; Venue.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.  The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts located in the State of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement.

4.11                           Counterparts.  This Agreement may be executed in separate counterparts (including by facsimile or electronic transmission), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one and the same instrument.  In the event that any signature to this Agreement is delivered by facsimile transmission or by Email delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

Kratos Defense & Security Solutions, Inc.

/s/ Eric DeMarco
Eric DeMarco
President & Chief Executive Officer

/s/ Bandel Carano
Bandel Carano
Director of Kratos Defense & Security Solutions, Inc.

Oak Investment Partners IX, L.P.
Oak IX Affiliates Fund, L.P.
Oak IX Affiliates Fund-A, L.P.
Oak X Affiliates Fund, L.P.
Oak Investment Partners X, L.P.
Oak Investment Partners XIII, L.P.

/s/ Bandel Carano
By: Bandel Carano
Its: Managing Member of the General Partner of each above-listed Oak fund entities

[Signature Page to Oak Parties’ Standstill Agreement]